Exhibit 10.1


                                 AMENDMENT NO. 1


                  AMENDMENT (this "Amendment"), dated as of July 25, 2005, to that certain SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement"; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement) dated as of February 12, 2004, first amended and restated as of March 3, 2004 and further amended and restated as of August 27, 2004, among PLY GEM INDUSTRIES, INC., a Delaware corporation ("U.S. Borrower"), CWD Windows and Doors, Inc., a corporation organized under the federal laws of Canada ("Canadian Borrower" and, together with U.S. Borrower, each a "Borrower" and collectively the "Borrowers"), PLY GEM HOLDINGS, INC., a Delaware corporation, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners, J.P. MORGAN SECURITIES INC., as co-arranger, JPMORGAN CHASE BANK, as documentation agent, DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as syndication agent, UBS LOAN FINANCE LLC, as swingline lender, and UBS AG, STAMFORD BRANCH, as issuing bank, as administrative agent (in such capacity, "Administrative Agent") for the Lenders and as collateral agent for the Secured Parties and the Issuing Bank.


                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Borrowers desire that the Lenders amend the Credit Agreement to permit the redemption of limited amounts of Senior Subordinated Notes and New Senior Subordinated Notes;

                  WHEREAS, pursuant to Section 11.02 of the Credit Agreement the Lenders desire to enter into this Amendment;

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION ONE - Amendment. Subject to the satisfaction of the conditions set forth in Section Two hereof, Section 6.11(a) of the Credit Agreement is hereby amended to add the following proviso at the end of such
Section:

                  provided that up to $25.0 million in the aggregate may be used during the term of this Agreement to optionally redeem Senior Subordinated Notes and New Senior Subordinated Notes so long as (i) no Default or Event of Default has occurred and is continuing at the time of each such redemption or will occur after giving effect to each such redemption, (ii) after giving effect to each such redemption the excess of the Revolving Commitments over the sum of all Lenders' Revolving Exposures is at least $25.0 million, (iii) in connection with each such redemption, after giving effect on Pro Forma Basis to such redemption and the hypothetical incurrence of an additional $25.0 million of Revolving Loans the covenants in Sections 6.10(a) and 6.10(b) would be satisfied and (iv) in connection with each such redemption the Administrative Agent shall have received an Officers' Certificate from U.S. Borrower certifying that the conditions set forth in clauses (i), (ii) and (iii) above have been met, showing the calculations related thereto and specifying the amount of Senior Subordinated Notes and New Senior Subordinated Notes redeemed and the aggregate redemption price therefor;

                  SECTION TWO - Conditions to Effectiveness. This Amendment shall become effective when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and the Required Lenders and (ii) the Borrowers shall have delivered, by wire transfer of immediately available funds, to the Administrative Agent, for the ratable account of each Lender signatory hereto, a fee in dollars equal to 0.05% of the aggregate principal amount of Term Loans, plus the aggregate amount of Revolving Commitments, of the Lenders signatory hereto. The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

                  SECTION THREE - Representations and Warranties; Covenants. In order to induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Default or Event of Default has occurred and is continuing under the Credit Agreement and (y) the representations and warranties made by the Borrowers in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                  SECTION FOUR - Reference to and Effect on the Credit Agreement. On and after the effectiveness of Section Two, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. Except as expressly amended herein, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The

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execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or amendment of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute a waiver or amendment of any provision of the Credit Agreement.

                  SECTION FIVE - Costs, Expenses and Taxes. The Borrowers agree to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 11.03 of the Credit Agreement.

                  SECTION SIX - Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION SEVEN - Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.

                                 PLY GEM INDUSTRIES, INC.

                                 By:             /s/ Shawn K. Poe
                                        ----------------------------------------
                                        Name:    Shawn K. Poe
                                        Title:   Vice President


                                 CWD WINDOWS AND DOORS, INC.

                                 By:             /s/ Shawn K. Poe
                                        ----------------------------------------
                                        Name:    Shawn K. Poe
                                        Title:   Vice President


                                 UBS AG, STAMFORD BRANCH
                                      as a Lender

                                 By:             /s/ Wilfred V. Saint
                                        ----------------------------------------
                                        Name:    Wilfred V. Saint
                                        Title:   Director, Banking Products
                                                 Services, US

                                 By:             /s/ Joselin Fernandes
                                        ----------------------------------------
                                        Name:    Joselin Fernandes
                                        Title:   Associate Director, Banking
                                                 Products Services, US